Exhibit 99.1


        Viewpoint Corporation Announces Fourth Quarter and Full Year 2005
                                Financial Results


     NEW YORK--(BUSINESS WIRE)--March 2, 2006--Viewpoint Corporation (NASDAQ:
VWPT), a leading internet marketing technology company, today announced financial results for the fourth quarter and full year ended December 31, 2005.
     Viewpoint reported total revenue of $7.2 million for the fourth quarter 2005, a 21 percent increase as compared to $6.0 million in the third quarter 2005 and a 51 percent increase as compared to $4.8 million in the fourth quarter 2004. Gross profit was $4.6 million for the fourth quarter of 2005, in line with the third quarter of 2005, and an increase of 21 percent as compared to $3.9 million for the fourth quarter of 2004.
     Patrick Vogt, President and Chief Executive Officer, commented, "We are pleased with our results for the fourth quarter and the great strides we have made as a Company in 2005. As we had guided, in 2005 we were adjusted operating income positive, achieving this performance level for the third consecutive quarter and four out of five trailing quarters. Furthermore, we delivered year-over-year improvements in our business and full year 2005 revenue of over $25 million, an increase of 74 percent as compared to full year 2004." Adjusted operating income is a non-GAAP measure, defined below.
     Vogt added, "As we enter into 2006, we are very optimistic about our key enterprise solutions - Unicast, TheStudio and KeySearch as well as our key consumer solutions - WebSearch and fotomat. These products are all powered by Viewpoint technology, which allows us to bring the Viewpoint brand back to its roots - great technology that helps companies market their products on the web. These strategic changes in our business model, company culture, product offering, and our laser focus on customers bring a level of synergy unparalled in Viewpoint's history. These changes also position us well to take advantage of the market opportunity ahead."
     In the fourth quarter the Company recorded a non-cash charge of $3.8 million for impairment of goodwill for its services business. This business experienced a decline in gross margin during the fourth quarter as the Company made it less expensive to license, maintain and distribute content on the Viewpoint platform. The Company expects this strategy will benefit the higher margin Search and Ad systems businesses going forward.
     Operating loss for the fourth quarter of 2005, including the aforementioned impairment charge of $3.8 million, was $3.9 million, compared to operating loss of $1.4 million in the third quarter of 2005 and operating income of $0.2 million for the fourth quarter of 2004. The $1.4 million loss in the third quarter included a non-recurring $1.1 million non-cash stock-based compensation charge. Net loss for the fourth quarter, including the impairment charge, was $4.0 million or $(0.07) per share compared to a net loss of $1.5 million, or $(0.02) per share in the third quarter 2005 and a net loss of $0.5 million or $(0.01) per share, in the fourth quarter 2004.
     For the year ended December 31, 2005, the Company reported revenue of $25.3 million, compared to $14.5 million for 2004. Gross margin of $18.1 million for 2005 increased 61 percent from $11.3 million in 2004. Viewpoint's adjusted operating income for 2005 was $0.3 million compared to an adjusted operating loss of $2.8 million in 2004.
     The Company recorded a net loss for the twelve months ended December 31, 2005 of $6.7 million, or $(0.11) per share. This compares to a net loss for the twelve months ended December 31, 2004 of $9.7 million, or $(0.18) per share.
     Viewpoint's cash, cash equivalents, and marketable securities as of December 31, 2005 were $9.1 million. This can be compared to cash, cash equivalents, and marketable securities of $8.7 million as of December 31, 2004 and $5.4 million as of September 30, 2005. This included proceeds of the $5.1 million financing completed on December 30, 2005.
     Bill Mitchell, Chief Financial Officer commented, "Our key initiatives have been gaining ground and we believe we will continue to achieve our goals through the successful execution of our long-term strategy. As our new sales initiatives in Search Engine Marketing and Private Label Toolbars accelerate we will more than make up the annual $4.0 million revenue contribution that the Company received from the AOL license agreement it executed in 2003 that concluded in December."
     The Company announced that it anticipated revenue in 2006 of between $26 million and $30 million and positive adjusted operating income.

     FINANCIAL INFORMATION

     Management prepares and is responsible for the Company's consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Annual Report on Form 10-K, which is scheduled to occur on or before March 16, 2006. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

     FINANCIAL MEASURES

     In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, specifically adjusted operating income. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company's reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company's internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company's website. The financial measures presented are consistent with the Company's historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

     CONFERENCE CALL

     The Company will host a conference call on March 2, 2006 at 9:00 A.M. (Eastern Time) to discuss fourth quarter and full year 2005 financial results.
     The conference call will be available via the Internet in the Investor Relations section of Viewpoint's Web site at http://www.viewpoint.com, as well as through Thomson/CCBN at www.companyboardroom.com. If you are not able to access the live Web cast, dial in information is as follows:



     Toll-Free Telephone Number:        (800) 603-7883

     International Telephone Number:    (706) 643-1946

     Pass code: 5211399



     Participants should call at least 10 minutes prior to the start of the call.
     A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing (800) 642-1687 through Thursday, March 9, 2006. Callers should enter the pass code above to access the recording.

     ABOUT VIEWPOINT

     Viewpoint is a leading internet marketing technology company. The Viewpoint Platform is the technology behind some of the most innovative, visual experiences on the Web and on the desktop with leading clients such as America Online, General Electric, General Motors, Hewlett Packard, IBM, Lexus, Microsoft, Samsung, Scion, Sony and Toyota. The Unicast Online Advertising Suite
- the Company's next-generation ad deployment and management system - and the Viewpoint Toolbar - the Vision for the Future of Search - are the latest breakthrough technologies using the full power of the Viewpoint Platform. More information on Viewpoint can be found at www.viewpoint.com.
     The company has approximately 130 employees principally at its headquarters in New York City and in Los Angeles.

     FORWARD LOOKING STATEMENTS

     This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that: Viewpoint's new sales initiatives in Search Engine Marketing and Private Label Toolbars will more than make up the annual $4.0 million revenue contribution that the Company received from the AOL license agreement in 2005 or that Viewpoint will achieve revenue of $26 million for the year ending December 31, 2006 or be adjusted operating income positive for the year ending December 31, 2006.

     Viewpoint, Unicast, and Viewpoint Toolbar are trademarks of Viewpoint Corporation. Copyright (C)2006 Viewpoint Corporation. All rights reserved.



                         VIEWPOINT CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                                    Three Months Ended
                                 December 31,      September 30,
                              -----------------  ---------------
                                2005     2004          2005
                              --------  -------  ---------------
Revenue:
  Search                     $  2,353  $ 1,785    $    2,498
  Advertising systems           2,987      222           566
  Services                        718    1,345         1,744
  Related party services          154      371           154
  Licenses                        102      162           124
  Related party licenses          872      883           873
                              --------  -------  ------------
Total revenue                   7,186    4,768         5,959

Cost of revenue:
  Search                           39       35            39
  Advertising systems           1,764       83           358
  Services                        737      795           907
  Licenses                          1        2             8
                              --------  -------  ------------
Total cost of revenue           2,541      915         1,312
                              --------  -------  ------------
Gross profit                    4,645    3,853         4,647

Operating expenses:

  Sales and marketing           1,287      807         1,325
  Research and development      1,000      876         1,126
  General and administrative    2,050    1,834         2,077
  Non-cash stock-based
   compensation charges            39       28         1,147
  Depreciation                    204      224           213
  Amortization of intangible
   assets                         162        1           159
  Restructuring charges             -      (89)            -
  Impairment of goodwill        3,847        -             -
                              --------  -------  ------------
Total operating expenses        8,589    3,681         6,047

Income (loss) from
 operations                    (3,944)     172        (1,400)

Other income (expense):
  Interest and other income,
   net                             45       (9)           30
  Interest expense               (235)    (219)         (288)
  Changes in fair values of
   warrants to purchase
   common stock and conversion
   feature of convertible notes   167     (465)          207
                              --------  -------  ------------
Total other income (expense)      (23)    (693)          (51)
                              --------  -------  ------------
Loss before provision for
 income taxes                  (3,967)    (521)       (1,451)

Provision for income taxes         52       22             -
                              --------  -------  ------------
Net income (loss)            $ (4,019) $  (543) $     (1,451)
                              ========  =======  ============

Basic and diluted net loss
 per common share:           $  (0.07) $ (0.01) $      (0.02)

Weighted average number of
 shares outstanding-basic
 and diluted                   59,693   54,714        59,136





                         VIEWPOINT CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                                               Year Ended
                                               December 31,
                                        -------------------------
                                            2005         2004
                                        ------------  -----------
Revenue:
  Search                                 $    9,424   $    2,698
  Advertising systems                         5,448          305
  Services                                    5,269        4,822
  Related party services                      1,057        2,468
  Licenses                                      608          704
  Related party licenses                      3,490        3,535
                                          ----------   ----------
Total revenue                                25,296       14,532

Cost of revenue:
  Search                                        173           45
  Advertising systems                         3,487          132
  Services                                    3,480        3,074
  Licenses                                       12            6
                                          ----------   ----------
Total cost of revenue                         7,152        3,257
                                          ----------   ----------
Gross profit                                 18,144       11,275

Operating expenses:

  Sales and marketing                         5,115        3,712
  Research and development                    4,465        3,383
  General and administrative                  8,287        6,977
  Non-cash stock-based compensation
   charges                                    1,781          312
  Depreciation                                  870          853
  Amortization of intangible assets             678           17
  Restructuring charges                           -         (106)
  Impairment of goodwill                      3,847            -
                                          ----------   ----------
Total operating expenses                     25,043       15,148

Loss from operations                         (6,899)      (3,873)

Other income (expense):
  Interest and other income, net                131           60
  Interest expense                           (1,178)        (936)
  Loss on conversion of debt                      -         (810)
  Changes in fair values of warrants to
   purchase common stock and conversion
   feature of convertible notes               1,204       (4,180)
                                          ----------   ----------
Total other income (expense)                    157       (5,866)
                                          ----------   ----------
Loss before provision for income taxes       (6,742)      (9,739)

Provision for income taxes                       64           90
                                          ----------   ----------
Net loss from continuing operations          (6,806)      (9,829)
Adjustment to net loss on disposal of
 discontinued operations                        145          129
                                          ----------   ----------

Net loss                                 $   (6,661)  $   (9,700)
                                          ==========   ==========

Basic and diluted net loss per common
 share                                   $    (0.11)  $    (0.18)

Weighted average number of shares
 outstanding-basic and diluted               58,631       52,955





                         VIEWPOINT CORPORATION
                      CONSOLIDATED BALANCE SHEETS
               (in thousands, except per share amounts)
                              (Unaudited)

                                            December 31,  December 31,
                                                2005         2004
                                            ------------  ------------
Assets
Current assets:
Cash and cash equivalents                    $     6,531   $    5,905
Marketable securities                              2,580        2,757
Accounts receivable, net                           4,336        2,583
Related party accounts receivable, net                 6           26
Prepaid expenses and other current assets            510          421
                                              -----------   ----------
Total current assets                              13,963       11,692

Restricted cash                                      182          320
Property and equipment, net                        1,218        1,485
Goodwill                                          29,468       31,276
Intangible assets, net                             4,131          230
Other assets                                         105          270
                                              -----------   ----------
Total assets                                 $    49,067   $   45,273
                                              ===========   ==========

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                             $     2,834   $    1,218
Accrued expenses                                     635          244
Deferred revenue                                     178          431
Related party deferred revenue                        29        4,607
Current portion of notes payable                     814            -
Accrued incentive compensation                       545          545
Current liabilities related to discontinued
 operations                                          231          231
                                              -----------   ----------
Total current liabilities                          5,266        7,276

Accrued expenses - Deferred Rent                     334          365

Warrants to purchase common stock                    779        1,286
Subordinate notes                                  2,090        2,388
Unicast notes                                      1,582            -

Stockholders' equity
Preferred stock                                        -            -
Common stock                                          65           57
Paid-in capital                                  301,972      290,260
Deferred compensation                                 (3)          (5)
Treasury stock                                    (1,015)      (1,015)
Accumulated other comprehensive loss                 (63)         (60)
Accumulated deficit                             (261,940)    (255,279)
                                              -----------   ----------
Total stockholders' equity                        39,016       33,958
                                              -----------   ----------
Total liabilities and stockholders' equity   $    49,067   $   45,273
                                              ===========   ==========





                         VIEWPOINT CORPORATION
      RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED
                        OPERATING INCOME (LOSS)
               (in thousands, except per share amounts)
                              (Unaudited)

                                         Three Months Ended
                                   December 31,        September 30,
                               -------------------     -------------
                                2005        2004            2005
                                ----        ----            ----

Income (Loss) from
 Operations                   $ (3,944)   $    172    $   (1,400)
Plus (Less):
Non-cash stock based
 Compensation:
  Sales and marketing                -           -             -
  Research and development           -           -             -
  General and administrative        39          28         1,147
Depreciation                       204         224           213
Amortization                       162           1           159
Restructuring charges                -         (89)            -
Impairment of Goodwill           3,847           -             -
                               --------    --------    ----------
Adjusted Operating Income      $   308     $   336     $     119
                               ========    ========    ==========

                                         Twelve Months Ended
                                              December 31,
                                        ---------------------
                                           2005        2004
                                        ---------    --------

Loss from Operations                    $ (6,899)   $ (3,873)
Plus (Less):
Non-cash stock based Compensation:
  Sales and marketing                          -          20
  Research and development                    14          49
  General and administrative               1,767         243
Depreciation                                 870         853
Amortization                                 678          17
Restructuring charges                          -        (106)
Impairment of Goodwill                     3,847           -
                                          --------    --------
Adjusted Operating Income (Loss)        $    277    $ (2,797)
                                          ========    ========


    CONTACT: Viewpoint
             William H. Mitchell, 212-201-0800
             whmitchell@viewpoint.com
             or Investor Relations:
             212-201-0800
             ir@viewpoint.com